Exhibit 10.1

      Amendment dated as of June 1, 2002, to Agreement dated November 28, 2001, by and between Tel-Instrument Electronics Corp. ("Tel" or the "Company") and Semaphore Capital Advisors, LLC ("Semaphore").

      WHEREAS Tel and Semaphore (previously known as Crary Partners LLC) entered into a letter agreement, dated November 28, 2001 (the "November Agreement"), which provided, inter alia, for Semaphore to render specified financial services to Tel, in consideration for the compensation set forth therein, and

      WHEREAS Tel and Semaphore desire to amend the November Agreement, as hereinafter set forth;

      NOW, THEREFORE, it is hereby agreed by and between Tel and Semaphore, for valuable consideration the receipt of which is hereby acknowledged by both parties, as follows:

      1. Section II of the November Agreement is hereby amended by deleting subsection (i) thereof and substituting the following paragraphs:

            (i) (a) Monthly Payments. Tel shall pay Semaphore a retainer of $10,000 per month, for each of six (6) months commencing with the month of June 2002, and ending with the month of November, 2002, in consideration of Semaphore providing the services set forth in the November Agreement, as supplemented by the services set forth in this Amendment. In December,

      2002, the parties shall review the services provided to that date by Semaphore, and their result, and consider the question of additional monthly payments for subsequent months.

            The retainer is intended to compensate Semaphore for investment banking services, particularly those described in subparagraphs (i), (ii) and (iii) in Section 1 of the November Agreement, as amended. The Company considers time of the essence in connection with these services and if, in the Company's reasonable judgment, Semaphore has not provided the services contemplated hereunder in a diligent manner, the Company may exercise its termination rights any time after sixty days from the date hereof, and after such termination, no further amounts specified in this subsection
      (i) shall be due and payable. In the event that Semaphore exercises its termination rights, no further amounts under this subsection (i) shall become due and payable.

            (b) Credits. The entire amount of retainer payments made by Tel, pursuant to subparagraph (a) above, shall be credited against, and shall reduce amounts otherwise payable by Tel to Semaphore as a Success Fee, pursuant to Section II (ii) of the November Agreement, as amended by this Amendment Agreement; Provided that there shall be no credit or reduction of the Success Fee pursuant to this subparagraph (b) until the value of all Transactions and Aggregate Consideration of all investments exceeds $2 million, and Provided further, that no such credits shall be applied if they reduce cash Success Fees


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

      payable hereunder to Semaphore below the Minimum Amount specified in paragraph 5 of this Amendment Agreement. If a Transaction or investment is completed, and a Success Fee paid to Semaphore without reduction for the monthly retainer amounts, pursuant to this subparagraph (b), then, in the event of another Transaction or investment being concluded, all Transactions and investments pursuant to this Agreement shall be aggregated and the Success Fee required by this subparagraph (b) shall be recalculated.

      2. Section II of the November Agreement shall be further amended by adding a new subsection, following subsection (ii), and designated subsection "(iii)", as follows:

            (iii) BCG. In recognition  of the fact that Tel identified  BCG, and already has done a substantial amount of due diligence in connection with BCG, Tel shall pay Semaphore a different Success Fee in respect of BCG, than the Success Fee payable under subsection (ii) on all other Transactions or investments. Tel shall pay a Success Fee upon the closing of a Transaction in respect of BCG, in an amount equal to 4% of the Aggregate Consideration paid by Tel, rather than the Success Fee set forth in subsection (ii) above, plus warrants, as defined and calculated in Paragraph 3 of this Amendment. In no event will the cash Success Fee payable in respect of BCG be less than $50,000.


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

      3. Section II (iii) of the November Agreement is hereby deleted and a new subsection (iii), now designated "subsection iv", shall be added as follows:

            (iv) Warrants. In connection with a Success Fee payable as set forth in subsections (ii) or (iii) above, Tel shall also issue to Semaphore, as a Success Fee, warrants to purchase its common stock, with usual and customary rights, terms and conditions (to be covered in a separate warrant purchase agreement).

            The warrants issuable shall have an exercise price of $2.30 per share, if issued prior to June 1, 2003, and thereafter the exercise price, shall be at the average of the bid and asked prices on the date of issuance, as quoted in the over the counter market.

            Semaphore shall be issued  warrants under this  subsection  equal to
      (a) 5% of the value up to and including $4 million, of Transactions and the Aggregate Considerations of investments, other than a Transaction involving BCG; (b) 3% of Transactions and the Aggregate Consideration of investments, on the excess over $4 million (excluding BCG) and (c) 2-1/2% of the value of a Transaction involving BCG.

            The amount of warrants to which Semaphore is entitled, under this subsection shall be equal to (x) the Aggregate Consideration of investments, and the value of Transactions, (y) multiplied by the applicable warrant percentage as set forth above (5%, 3% or 2-1/2% as the case may be) and then


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

            (z) the result divided by the warrant exercise price, which shall be $2.30 per share until June 1, 2003. For example, in the event of $5 million of Transactions, prior to December 31, 2002, Semaphore would be entitled to warrants to purchase 100,000 shares of Tel common stock at an exercise price of $2.30 per share ($4 million of transactions x 5% / 2.30 = 86,957 warrants plus $1 million of transactions x 3% / 2.30 = 13,043 warrants.)

      4. Subsection (iii) and (iv) of Section II of the November Agreement shall be renumbered "(v)".

      5. Section II of the November Agreement shall be further amended by adding a new subsection "(vi)", as follows:

            "(vi). Minimum Fee. Semaphore's cash Success Fee to which it is entitled, pursuant to this Agreement, shall in no event be less than (1) $50,000, in the event of a BCG Transaction or (b) $100,000 for each other Transaction, or investment. After Semaphore has received its minimum fee on a Transaction or investment, the aggregate Success Fee to which it is entitled hereunder shall be recalculated on an aggregate basis, and credits shall be applied for retainer amounts paid pursuant to subsection
      (i) and for any other prior payments made by Tel pursuant to this Agreement.


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

      6. Semaphore shall be the exclusive financial advisor to the company for a period of six (6) months, and the term of this Agreement shall be extended to twelve (12) months, commencing on the date as of which this amendment is executed by both parties, provided however that either party may withdraw from and terminate the November Agreement as amended, at any time upon thirty (30) days written notice to the other party. Semaphore shall provide the services set forth in Section I of the November Agreement and shall be compensated in accordance with Section II, except the parties agree that in the event Semaphore is unable to render a fairness opinion on any Transaction or investment because of exceptional circumstances, such as questions arising outside of Semaphore's expertise, then the parties will in good faith review the matter and use their best efforts to reach an accommodation that takes into consideration the interests of both parties. The parties also acknowledge that the first paragraph of the November Agreement, which defines a Transaction in terms of "any other financial transactions", includes joint ventures and strategic partnerships, so that if such a Transaction is closed with a Candidate, as defined in the November Agreement, then Semaphore would be entitled to the compensation set forth in Section II.

      7. Semaphore represents and warrants to Tel that (a) Semaphore is the successor in interest to Crary Partners LLC, the signatory to the November Agreement, and has all of the rights, title, interest and duties which Crary Partners LLC had under that agreement, (b) it has the obligation to and will perform the duties required to be performed


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

by Crary Partners LLC under the November Agreement and (c) Tel will incur no claim from or liability to Crary Partners LLC, its partners, members, assignees or successors, in connection with or growing out of Tel dealing with Semaphore as the other party to the November Agreement. Semaphore will indemnify and hold Tel harmless from and against any and all costs, expenses and damages including reasonable attorneys fees, arising or resulting from or in connection with a breach or claimed breach of this Paragraph. Semaphore's indemnity obligation includes the obligation to defend at its cost, any such claim made against Tel, its officers, directors and representatives. The rights and obligations under this Paragraph are in addition to any and all other rights Tel has under the November Agreement, this Amendment or otherwise.

      The Assignment to Semaphore does not waive, qualify or limit the provision in Section IV of the November Agreement prohibiting assignments, and any attempted further assignment or transfer will be ineffective to transfer any right or interest in the November Agreement as amended.

      8. Terms and provisions defined in the November Agreement shall have the same meaning when used in this Amendment Agreement.

      9. The November Agreement and all its terms and provisions, are still in full force and effect and binding on the parties, unless expressly changed, modified or deleted by this Amendment Agreement, except that all references to Crary Partners LLC shall be deemed to refer to Semaphore.


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

      WHEREFORE  the  undersigned   parties  have  executed  and  accepted  this
Amendment Agreement as of June 1, 2002.

                                    TEL-INSTRUMENT ELECTRONICS CORP.

                                    By: HAROLD K. FLETCHER
                                        ----------------------------------------
                                                       President

Dated: New York, New York
       June 10, 2002
                                    SEMAPHORE CAPITAL ADVISORS, LLC

                                    By:
                                        ----------------------------------------
                                                       (Office)


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

      WHEREFORE  the  undersigned   parties  have  executed  and  accepted  this
Amendment Agreement as of June 1, 2002.

                                    TEL-INSTRUMENT ELECTRONICS CORP.

                                    By:
                                        ----------------------------------------
                                                       President

Dated: New York, New York
       June   , 2002
                                    SEMAPHORE CAPITAL ADVISORS, LLC

                                    By: [ILLEGIBLE]
                                        ----------------------------------------
                                              (Office) Partner


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